Exhibit 99.1

TRANSCEPT PHARMACEUTICALS REPORTS

FIRST QUARTER 2012 FINANCIAL RESULTS

Conference call scheduled for 4:30 PM Eastern time today

Point Richmond, Calif., May 14, 2012 – Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT), a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience, today announced financial results for the three months ended March 31, 2012.

Transcept reported cash, cash equivalents and marketable securities of $59.2 million at March 31, 2012. On May 1, 2012, subsequent to the close of the quarter, Transcept completed a public offering of 4.5 million shares of common stock with net proceeds to the Company of approximately $37.6 million after deducting underwriting discounts, commissions and estimated offering expenses.

On April 5, 2012, Transcept announced that Intermezzo became commercially available in the United States. Purdue Pharmaceutical Products L.P., or Purdue Pharma, plans to invest approximately $100 million to support the sales and marketing of Intermezzo® during the first twelve months of commercialization, including the deployment of a newly formed 275-person national sales force devoted exclusively to the promotion of Intermezzo. Purdue Pharma sales representatives began calling on top prescribers of insomnia medications on April 4, 2012.

“The launch of Intermezzo by our U.S. commercialization partner, Purdue Pharma, is progressing well,” stated Glenn A. Oclassen, President and Chief Executive Officer of Transcept. “The initial qualitative feedback from the market is positive and supports our view that the commercial opportunity for Intermezzo is substantial. We look forward to beginning to report Intermezzo royalty revenue for the second quarter of 2012.”

Three months ended March 31, 2012 financial results

Transcept recorded no revenue for the quarter ended March 31, 2012. License fee revenue for the same period in 2011 consisted of $3.1 million for recognition of a portion of the $25 million received from Purdue Pharma in connection with the collaboration agreement for commercialization of Intermezzo in the United States. All revenue from this license fee was recognized by year-end 2011.

Research and development expense for the quarter ended March 31, 2012 was approximately $2.36 million, compared to approximately $2.49 million for the same period in 2011. Research and development expense in both periods was primarily attributable to expense associated with our Phase 2 study for the TO-2061 development program. Research and development expense included non-cash stock compensation expense of approximately $0.26 million for the quarter ended March 31, 2012 and approximately $0.16 million for the same period in 2011.

General and administrative expense for the quarter ended March 31, 2012 was approximately $2.78 million, compared to approximately $2.54 million for the same period in 2011. The increase in general and administrative expense was primarily attributable to increased external professional fees, including third-party consultants, market research and legal fees. General and administrative expense included non-cash stock compensation expense of approximately $0.51 million for the quarter ended March 31, 2012, compared to approximately $0.59 million for the same period in 2011.

Net loss for the quarter ended March 31, 2012 was approximately $5.18 million, or $0.37 per share (basic and diluted), compared to a net loss of approximately $1.94 million, or $0.14 per share (basic and diluted), for the same period in 2011. The weighted average shares used to calculate basic and diluted net loss per share were 13,925,376 and 13,460,958 for the quarters ended March 31, 2012 and March 31, 2011, respectively. At March 31, 2012, there were 14,013,270 common shares outstanding and 3,512,762 common shares underlying outstanding options and warrants. On May 1, 2012, subsequent to the close of the quarter, Transcept completed a public offering of 4.5 million shares of common stock. Including the issuance of these shares, at May 1, 2012 there were 18,538,140 common shares outstanding and 3,370,459 common shares underlying outstanding options and warrants.

Conference call and webcast information

Transcept will host a conference call and webcast on Monday, May 14, 2012, at 4:30 p.m. ET to discuss first quarter 2012 financial results. Telephone numbers for the live conference call are 877-638-4558 (U.S.) or 914-495-8537 (International). The webcast can be accessed on the Investors page of the Transcept website at www.transcept.com and will be available for replay until close of business on July 31, 2012. A playback of the call will be available through May 19, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International), replay ID: 77576088.

About Transcept

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience. Intermezzo® (zolpidem tartrate) sublingual tablet C-IV is the first FDA approved Transcept product. Purdue Pharma holds commercialization and development rights for Intermezzo in the United States. Transcept is currently conducting a Phase 2 study of an investigational product, TO-2061, in patients with obsessive-compulsive disorder. For further information about Transcept, please visit www.transcept.com. For information about Intermezzo, please visit www.IntermezzoRx.com.

Forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the following: the plan by Purdue Pharma to invest $100 million in the sales and marketing of Intermezzo during the first twelve months of commercialization; our belief that the commercial opportunity for Intermezzo is substantial; and our potential receipt and reporting of royalty revenue in the second quarter of 2012 from the sale of Intermezzo. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the following: achieving acceptance of Intermezzo by physicians, patients and third party payors; supplying sufficient quantities of Intermezzo from third party manufacturers and suppliers to meet anticipated market demand; the impact of competitive products and the market for Intermezzo generally; our dependence on our collaboration with Purdue Pharma; and obtaining, maintaining and protecting regulatory exclusivity and intellectual property protection for Intermezzo; and the ability of Transcept to obtain additional funding, if needed, to support its business activities. These and other risks are described in greater detail in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

FINANCIAL TABLES FOLLOW

Transcept Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
License fee revenue	$—	$3,125
Operating expense:
Research and development	2,357	2,491
General and administrative	2,784	2,544

Total operating expense	5,141	5,035

Loss from operations	(5,141)	(1,910)
Interest and other income (expense), net	(36)	(29)

Net loss	$(5,177)	$(1,939)

Basic and diluted net loss per share	$(0.37)	$(0.14)

Weighted average shares outstanding	13,925	13,461

Comprehensive loss	$(5,206)	$(1,924)

Transcept Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$2,319	$10,659
Marketable securities	56,886	51,703
Other current assets	2,137	3,475

Total current assets	61,342	65,837
Property and equipment, net	250	314
Goodwill	2,962	2,962
Other assets	38	38

Total assets	$64,592	$69,151

Liabilities and stockholders' equity
Total current liabilities	$2,597	$3,339
Total non-current liabilities	39	60

Total liabilities	2,636	3,399
Stockholders' equity:
Common stock and additional paid-in capital	167,227	165,817
Accumulated deficit	(105,271)	(100,094)
Accumulated other comprehensive income	—	29

Total stockholders' equity	61,956	65,752

Total liabilities and stockholders' equity	$64,592	$69,151

Contact:

Transcept Pharmaceuticals, Inc.

Greg Mann

Senior Director, Corporate Communications

(510) 215-3567

gmann@transcept.com